Exhibit 99.1

February 14, 2005

Re:	Fourth Quarter 2004 Wells Limited Partnership Fact Sheets

Dear <<Investor Name>>:

At Wells Real Estate Funds, outstanding client service is a cornerstone of our business. As part of that commitment to you, I hope you find the following important information regarding your investment both informative today and helpful going forward.

Enclosed are fourth quarter 2004 Fact Sheets for each Wells limited partnership in which you hold units. In addition to summarizing each portfolio’s annualized yield and tax passive losses, the Fact Sheets highlight the properties purchased and sold, as well as current leasing percentages. For a more in-depth discussion of your investment, please reference the 2004 Form 10-K filing for your fund(s), which will be available after March 31, 2005, on the Wells Web site at www.wellsref.com. Your login is “investor,” and the password is “growth.”

To further help you track your Wells Limited Partnership investment, we are also providing you with the following list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund, Units, Net Amount Invested>>

In the future, I strongly encourage those of you who have not already done so to consider receiving other filings and correspondence electronically in order to save partnership expenses. Simply send an e-mail to clientservices@wellsref.com and include your full name, e-mail address, and the last four digits of your Wells account number or the last four digits of your Social Security number for authorization purposes. Please remember that you can change your mind at any time and reverse this decision. Any correspondence that includes personal account information will continue to be sent to you via U.S. mail.

As always, should you have any questions about your Wells investment, we would be pleased to assist you. Simply call a Wells Client Services Specialist at 800-557-4830 or send an e-mail to clientservices@wellsref.com.

Thank you for your confidence and trust in Wells Real Estate Funds.

Sincerely,

Leo F. Wells III
General Partner

Enclosure(s)

cc:	Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 12/31/2004	PERCENT OWNED
880 Holcomb Bridge Road	SOLD	14%

Boeing at the Atrium	100%	60%

Brookwood Grill	SOLD	59%

Cherokee Commons	SOLD	51%

Heritage Place – Office	53%	46%

Heritage Place – Retail	SOLD	46%

Louis Rose Place	0%	95%

WEIGHTED AVERAGE	52%

FUND FEATURES

OFFERING DATES	September 1986 – September 1988

PRICE PER UNIT	$250

A/B STRUCTURE	A’s – Cash available for distribution up to 8% B’s – Net loss until capital account reaches zero + Cash available for distribution over first 8%, up to 8%

A/B RATIO AT CLOSE OF OFFERING	78% to 22%

AMOUNT RAISED	$34,948,250

Portfolio Overview

Wells Fund II has moved from the positioning-for-sale phase into the disposition-and-liquidation phase of its life cycle. We have now sold three assets and a portion of Heritage Place. Our focus on the remaining assets involves leasing and marketing efforts that we believe will result in the best disposition pricing for our investors.

The sale of the 880 Holcomb Bridge Road and Brookwood Grill properties on July 1, 2004, was a highlight for the Fund, which held approximate interests of 14% and 59% in the two properties, respectively. The sale capitalized on the current strong investor demand for retail shopping centers in the market.

With a number of properties sold, the General Partners are currently reserving operating cash and net sale proceeds to fund the re-leasing costs anticipated for the Louis Rose Place and Heritage Place properties. Further, the General Partners anticipate continuing to hold operating distributions until Louis Rose Place is fully re-leased. Once the outcome of the re-leasing efforts is known, the General Partners will evaluate if distributions of net sale proceeds are appropriate.

While operating distributions to Class A unit holders have been reserved, we would like to highlight that through December 31, 2004, current Class A unit holders have received cumulative net operating cash flows since inception of approximately 93% of the amount originally invested. Limited partners who have held Class B units since inception have cumulatively received $238.61 per unit in allocated tax losses through December 31, 2003 (data for 2004 are not yet available), plus operating distributions of $11.71 per unit. No operating distributions have been made to the General Partners, in line with the partnership agreement.

Property Summary

•	The 880 Holcomb Bridge Road property was sold on July 1, 2004, and approximately $953,000 in net sale proceeds has been allocated to Fund II. The General Partners are reviewing costs anticipated to re-lease Louis Rose Place and Heritage Place to determine if all, or a portion, of these proceeds can be distributed in 2005.

•	The Boeing at the Atrium property is currently 100% occupied by the Boeing/Shuttle Division of The Boeing Company.

•	The Brookwood Grill property was sold on July 1, 2004, and approximately $1,385,000 in net sale proceeds has been allocated to Fund II. The General Partners are reviewing costs anticipated to re-lease Louis Rose Place and Heritage Place to determine if all, or a portion, of these proceeds can be distributed in 2005.

Continued on reverse

•	The Cherokee Commons property was sold in 2001, and approximately $4,276,000 of the net sale proceeds was allocated to the Fund. A portion of the proceeds (approximately $1,137,000) was used to fund the Partnership’s pro-rata share of re-leasing costs at the Boeing property in 2002 and 2003. The remaining net sale proceeds of approximately $3,139,000 have been reserved to fund the re-leasing costs for the Louis Rose Place property, which is currently vacant.

•	Heritage Place originally included both an office component and a retail shopping center. The retail center, which represented approximately 30% of the premises, was sold in 2003, and net sale proceeds of approximately $1,461,000 were allocated to the Fund. These proceeds have been reserved to fund the re-leasing costs for the Louis Rose Place property. The remaining office component at Heritage Place is currently 53% leased, and our leasing efforts continue.

•	The Louis Rose Place property is currently vacant. We are aggressively working on re-leasing the building.

ANNUALIZED YIELD — PER “A” UNIT AT $250 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2004	Reserved	Reserved	Reserved	Reserved	0.00%
2003	Reserved	Reserved	Reserved	Reserved	0.00%
2002	Reserved	Reserved	Reserved	Reserved	0.00%
2001	7.00%	3.50%	2.75%	Reserved	3.31%
2000	7.00%	7.25%	7.00%	7.00%	7.06%
1999	5.96%	5.49%	6.50%	7.00%	6.24%
1998	5.64%	5.96%	5.68%	4.96%	5.56%
1997	Reserved	Reserved	4.84%	4.76%	2.40%
1996	7.32%	6.72%	2.24%	2.24%	4.63%
1995	6.44%	6.96%	7.28%	7.08%	6.94%
1994	4.04%	5.28%	6.56%	6.60%	5.62%
1993	8.00%	8.00%	8.00%	6.12%	7.53%
1992	7.50%	7.69%	8.80%	8.01%	8.00%
1991	7.76%	8.40%	8.40%	7.44%	8.00%
1990	6.60%	7.88%	8.42%	9.08%	8.00%
1989	8.44%	9.61%	8.36%	5.59%	8.00%
1988	5.33%	7.00%	8.40%	9.52%	7.56%
1987	0.00%	2.67%	5.20%	8.32%	4.05%
1986	N/A	N/A	0.00%	0.00%	0.00%

TAX PASSIVE LOSSES – CLASS B PARTNERS

2004	2003	2002	2001	2000	1999
–*	0.00%	0.00%	0.00%	0.00%	0.00%

*	Not yet available

For further information, please refer to Fund II’s most recent 10-Q filing, which can be found on the Wells Web site at www.wellserf.com.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

© 2005 Wells Real Estate Funds